Prudential Small Company Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       								November 25, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                             Re: Prudential Small Company Fund, Inc. (the Fund)
                              File No. 811-03084


Ladies and Gentlemen:

       Enclosed please find the following items: (1) the Annual Report on Form N-SAR for Prudential Small Company Fund, Inc. for the fiscal year ended September 30, 2002, (2) certifications of the Fund?s principal executive officer and principal financial officer and (3) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR system.



                                                  Very truly yours,



                                                  /s/ Maria G. Master
                                                  Maria G. Master
                                                  Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of November 2002.







Prudential Small Company Fund, Inc.





Witness:/s/ Maria G. Master					By:/s/ Grace C. Torres
          Maria G. Master	  	      			     Grace C.
Torres
          Secretary		      			     	     Treasurer





























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